Exhibit (h)(3)(c)

Amendment to Amended and Restated Transfer Agent Interactive Client Service

Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of January 20, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agent Interactive Client Service Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on September 22, 2010, the reorganization of the Forward Large Cap Value Fund into the Forward Large Cap Growth Fund, effective January 20, 2011;

WHEREAS, the Board of Trustees of the Fund approved the name change of the Forward Large Cap Growth Fund to the Forward CorePlus Fund, effective January 20, 2011;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule I-B – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule I-B – List of Portfolios. Schedule I-B is replaced in its entirety with the attached Schedule I-B.

2.	Remainder of the Agreement. All services under Article II of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:		By:
Name:	Jeremy O. May	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

SCHEDULE I-B

To the Amended and Restated Transfer Agent Interactive Client Service Agreement

Fund Group II Fund List

As of January 20, 2011

Forward Aggressive Growth Allocation Fund

Forward Balanced Allocation Fund

Forward CorePlus Fund

Forward Frontier MarketStrat Fund

Forward Growth Allocation Fund

Forward Growth & Income Allocation Fund

Forward High Yield Bond Fund

Forward Income Allocation Fund

Forward Income & Growth Allocation Fund

Forward Investment Grade Fixed-Income Fund

Forward International Equity Fund

Forward Mortgage Securities Fund

Forward SMIDPlus Fund

Forward Strategic Alternatives Fund

Forward U.S. Government Money Fund